Exhibit (d)

Incorporated on May 1, 2007 in the State of Delaware



No.

Shares

CUSIP 726212 103

Plainfield Direct Inc.

Common Stock

THIS CERTIFIES THAT ______________________________ *is the registered holder of*

________________________ *shares of the above named Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof , *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.*

This ______ *day of* __________, ________.

SIGNATURE TO COME
President

SIGNATURE TO COME
Treasurer

SHARES $0.001 EACH

CERTIFICATE FOR SHARES

of the Capital Stock

Plainfield Direct Inc.

ISSUED TO

DATE

For Value Received ____ hereby sell, assign and transfer unto ______________________________

______________________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________ Attorney to transfer the said Stock on the books of the within named Company, with full power of substitution in the prmises.

Dated: ______________

In presence of

____

NOTICE THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER